Exhibit 99.1

Viking Therapeutics Announces Full Exercise of Over-Allotment Option

SAN DIEGO, CA – May 2, 2016 – Viking Therapeutics, Inc. (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders, today announced that the underwriters of Viking’s public offering that initially closed on April 13, 2016 have purchased an additional 1,125,000 shares of Viking’s common stock at a price of $1.24 per share, before deducting the underwriting discount, in connection with the exercise of their over-allotment option (the “Over-Allotment Option”), which has now been exercised in full. Viking received additional gross proceeds of approximately $1.4 million from the exercise of the Over-Allotment Option, increasing the aggregate gross proceeds to Viking from the offering to approximately $10.8 million, before deducting offering expenses, underwriting discounts and commissions payable by Viking.

Maxim Group LLC acted as the sole book-running manager for the offering, while FBR Capital Markets & Co. acted as the lead manager.

A registration statement relating to the shares of common stock sold in the offering was declared effective by the Securities and Exchange Commission (SEC) on April 7, 2016 and may be obtained at the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering also may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at 212-895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.  The company’s research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients’ lives.  Viking has exclusive worldwide rights to a portfolio of five therapeutic programs in clinical trials or preclinical studies, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.  The company’s clinical programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator, or SARM, in Phase 2 development for the treatment and prevention of lean body mass loss in patients who have undergone hip fracture surgery, VK2809, a small molecule thyroid beta agonist entering Phase 2 development for hypercholesterolemia and fatty liver disease, and VK0612, a first-in-class, orally available drug candidate in Phase 2 development for type 2 diabetes.  Viking is also developing novel and selective agonists of the thyroid beta receptor for adrenoleukodystrophy, as well as two earlier-stage programs targeting metabolic diseases and anemia.

Forward-Looking Statements

This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: general economic and market factors, among others discussed in the “Risk Factors” section of the final prospectus relating to this offering and in our most recent periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K, all of which you may obtain for free on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date hereof.  Viking disclaims any obligation to update these forward-looking statements.

Contacts:

Vida Strategic Partners

Stephanie Diaz (Investors)

sdiaz@vidasp.com

415-675-7401

Tim Brons (Media)

tbrons@vidasp.com

(646) 319-8981